Exhibit 99.2

IDENTIV, INC.

June 24, 2026

Bleichroeder LP

1345 Avenue of the Americas, 48th Fl.

New York, NY 10105

Re:	Governance Letter Agreement (this “Agreement”)

Ladies and Gentlemen:

This Agreement is entered into as of the date first written above by and between Identiv, Inc., a Delaware corporation (the “Company”), and Bleichroeder LP (“Bleichroeder”). This Agreement is being executed and delivered concurrently with the execution of the Voting and Support Agreement, dated as of the date hereof, by and between the Company, Trackonomy Systems, Inc., a Delaware corporation (“Buyer”), and Bleichroeder (the “Voting Agreement”), and the Stock and Asset Purchase Agreement, dated as of the date hereof between the Company and Buyer (the “Purchase Agreement”). Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Nasdaq. The Company will include as a proposal in its upcoming proxy statement stockholder approval for Bleichroeder to have the ability to convert all of its Series B Preferred Stock (i.e., in excess of 19.9% of the Company’s outstanding stock as of the original investment) and to exceed 19.9% of the Company’s outstanding stock generally (i.e., Nasdaq change of control approval) (the “Stockholder Approval”). The Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use commercially reasonable efforts to obtain the Stockholder Approval and, if the Company does not obtain Stockholder Approval at the first meeting, the Company shall include the proposal for Stockholder Approval in any proxy statement thereafter for a special meeting of stockholders or annual meeting of stockholders, and the provisions of this section shall apply to such proposal, mutatis mutandis.

2.

DGCL 203. The Company acknowledges that Bleichroeder has been the holder of greater than fifteen percent (15%) of the outstanding capital stock of the Company for a period of more than three years for purposes of Section 203 of the Delaware General Corporation Law. As a result, the restrictions on business combinations with interested stockholders set forth in such Section 203 are no longer applicable to Bleichroeder.

3.	Governance Matters.

(a)

Bylaws. The Company will not take any action to amend or modify the bylaws of the Company so as to prevent, or impair or delay the ability of, stockholders holding ten percent (10%) or more of the outstanding capital stock of the Company from calling a special meeting of stockholders for a period of three (3) years from the date of this Agreement.

(b)

Consultation Right re Shareholder Distributions. Prior to making any dividend or distribution to stockholders, or repurchasing shares from stockholders (by way of tender offer, open market repurchases or otherwise) or otherwise providing liquidity to Company stockholders, the Company shall consult reasonably with Bleichroeder and consider in good faith Bleichroeder’s position with respect thereto.

(c)

Board of Directors. Bleichroeder will be entitled to nominate one individual for election to the board of directors of the Company (the “Board”) who is reasonably acceptable to the then-current members of the Board (with Andrew Gundlach deemed to be reasonably acceptable). The Company will continue to be obligated to nominate such designee for election to the Board at its annual meetings for so long as Bleichroeder holds at least twenty percent (20%) of the outstanding Common Stock of the Company (including for this purpose securities convertible into Common Stock without giving effect to any conversion limitations applicable to the Series B Preferred Stock). In the event Bleichroeder’s ownership of Common Stock of the Company increases to forty percent (40%) or more of the outstanding Common Stock, it shall be entitled to nominate a second director for election to the Board (who is reasonably acceptable to the then-current members of the Board) at each annual meeting of stockholders. The Company will nominate such designees in connection with its annual meeting of stockholders and shall use its reasonable best efforts (which shall include the solicitation of proxies and it being understood that such efforts shall not be less than the efforts used by the Company to obtain the election of any other independent director nominee nominated by it to serve as a director) to obtain the election of any such director nominees. The Board shall not take any action to remove, or cause to be removed, any Bleichroeder designees and if any Bleichroeder designee resigns or ceases to serve for any reason and Bleichroeder continues to be entitled to nominate such designee under the terms of this Agreement, then Bleichroeder shall be entitled to designate a replacement director who shall be reasonably acceptable to the then-current members of the Board. If so requested by Bleichroeder, the Board shall appoint and maintain the Bleichroeder designee(s) then serving on the Board to any existing or newly created committee of the Board that is designated to review or oversee strategic alternatives for the Company, subject to customary recusal requests in the event of any potential conflict of interest.

(d)

Independence of Board and Committees. Bleichroeder acknowledges and agrees that the Board and all committees of the Board shall at all times meet the applicable independence requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission.

(e)

Proportional Voting above Threshold. In the event that Bleichroeder acquires in excess of 40% of the voting stock of the Company (the “Threshold”), Bleichroeder agrees that at any regular or special meeting of stockholders, the shares held by Bleichroeder in excess of the Threshold shall be voted in the same proportion as to each proposal as the shares held by stockholders other than Bleichroeder that are voted at such meeting. This provision shall apply for as long as the Threshold is met.

4.	Miscellaneous.

(a)

Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(b)

No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may only be enforced by the parties hereto.

(c)	Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties hereto.

(d)

Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and be interpreted so as reasonably to effect the intent of the parties hereto.

(e)

Notices. Any notice or communication to be given or made under or in connection with this Agreement must be in writing and will be deemed to have been duly given (i) when delivered personally, (ii) when sent by confirmed electronic mail or facsimile, (iii) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, postage prepaid, addressed as follows:

If to the Company: Identiv, Inc. 1900-B Carnegie Avenue Santa Ana, CA 92705 Attention: Chief Executive Officer E-mail:

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2400 Hanover Street
Palo Alto, California 94304-1113
Telephone No.: (650) 233-4500
Attention: Stanley F. Pierson
Gabriella Lombardi
E-mail:spierson@pillsburylaw.com

gabriella.lombardi@pillsburylaw.com

If to Bleichroeder: 1345 Avenue of the Americas, 48th Fl. New York, NY 10105 Attention: Andrew Gundlach Email:	With a copy to: Willkie Farr & Gallagher LLP 1801 Page Mill Road Palo Alto, California 94304 Telephone No.: (650) 887-9315 Attention: Michael E. Brandt

(f)	Titles and Headings. The titles, captions and headings used in this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

(g)	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(h)

Facsimile and Electronic Signatures. This Agreement may be executed and delivered by facsimile or electronic signature and, upon such delivery, the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(i)

Termination. The rights and obligations of the parties under this Agreement shall continue in full force and effect until the earliest of (i) the fifth anniversary of the date hereof, (ii) the mutual written agreement of the parties to terminate this Agreement, or (iii) such time as Bleichroeder ceases to hold any shares of Common Stock of the Company (or securities convertible into Common Stock). The termination of this Agreement will not relieve a party from liability to the other party for any breach or nonperformance of this Agreement prior to termination.

(j)

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies afforded to any party, will be cumulative and not alternative.

(k)

Governing Law. This Agreement and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed and construed in accordance with the Legal Requirements of the State of Delaware, without giving effect to conflict-of-laws principles that would result in the application of the Legal Requirements of any other jurisdiction. Each of the parties (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware, (iv) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section VI.e). Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in in Section VI.e) shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

(l)

Entire Agreement. This Agreement, together with the Voting Agreement and the Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto. In the event of any conflict between the provisions of this Agreement and the provisions of the Voting Agreement or the Purchase Agreement, the provisions of this Agreement will prevail and be given effect.

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Very truly yours,

IDENTIV, INC.

By:	/s/ Kirsten Newquist
Name: Kirsten Newquist
Title: Chief Executive Officer

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Accepted and agreed:

Bleichroeder LP

By:	/s/ Andrew Gundlach
Name: Andrew Gundlach
Title: President and Chief Executive Officer

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